Exhibit 3.7
Third Amended and Restated Operating Agreement
OF

CPI Subsidiary Holdings LLC,

A Delaware Limited Liability Company

The undersigned, being the sole member of CPI Subsidiary Holdings LLC, a Delaware limited liability company (the “Company”), does hereby execute this Third Amended and Restated Operating Agreement of the Company (this “Agreement”), effective as of this 1st day of July, 2024.
RECITALS
WHEREAS, the Company was originally incorporated on June 27, 1995 as a corporation pursuant to the provisions of the Delaware General Corporation Law (the “DGCL”) and converted on February 11, 2011 to a limited liability company pursuant to the provisions of the DGCL and the Delaware Limited Liability Company Act (as amended from time to time, the “Law”);
WHEREAS, the Member desires to replace all previous operating agreements, limited liability company agreements, and other such agreements governing the conduct of the Company with the terms and conditions set forth herein and enter into this Agreement.
ARTICLE I
MEMBER

CPI International, Inc., a Delaware corporation, is the sole member of the Company (the “Member”).
ARTICLE II
OFFICE

The principal office of the Company shall be located at 1350 Euclid Avenue, Suite 1600, Cleveland, OH 44115 (the “Principal Office”). The Company may have such other offices as the Member may designate or as the business of the Company may require.
ARTICLE III
PURPOSE

The sole purpose for which the Company is organized is to conduct any lawful business purpose as defined in the Law. The Company shall have all of the powers granted to a limited liability company under the laws of the Delaware.

ARTICLE IV
DURATION OF THE COMPANY

The Company shall continue in perpetuity unless terminated sooner by operation of law or by decision of the Member.
ARTICLE V
CAPITAL CONTRIBUTIONS

The Member may in the future contribute any additional capital deemed necessary by the Member for the operation of the Company.
ARTICLE VI

OWNERSHIP OF MEMBERSHIP INTERESTS
The Member shall own all of the membership interests in the Company and the Member shall have a 100% distributive share of the Company’s profits, losses and cash flow.
ARTICLE VII
MANAGEMENT

The Member will manage the affairs of the Company, but shall be entitled to appoint or authorize representatives, including, but not limited to, such officers as the Member may deem necessary, to Law on behalf of the Company and to delegate the authority otherwise reserved to the Member to such representatives. The signature of the Member of the Company shall be sufficient to bind the Company with respect to any matter on which the Member shall be required or entitled to act. The Member has the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company. A copy of this Agreement may be shown to third parties (and all third parties may rely hereupon) in order to confirm the identity and authorization of the Member.
ARTICLE VIII

PLEDGE OF MEMBERSHIP INTEREST
Notwithstanding any other provision in this Agreement, the Member shall be entitled to pledge its membership interest, including all interests, economic rights, voting rights, control rights and status rights as a member, to, and otherwise grant a lien and security interest in its membership interest and all of its right, title and interest under this Agreement in favor of, any lender to the Company or an affiliate of the Company (or an agent on behalf of such lender) without any further consents, approvals or actions required by such lender (or agent), the Member, the Company or any other person under this Agreement or otherwise. So long as any such pledge of or security interest in the Member’s membership interest is in effect, no consent of the Company or the Member shall be required to permit a pledgee thereof to be substituted for the Member under this

Agreement upon the exercise of such pledgee’s rights with respect to such membership interest. Notwithstanding anything contained herein to the contrary, and without complying with any other procedures set forth in this Agreement, upon the exercise of remedies in connection with a pledge or hypothecation, (a) the lender (or agent) or transferee of such lender (or agent), as the case may be, shall become a member under this Agreement and shall succeed to all of the rights and powers, including the right to participate in the management of the business and affairs of the Company, and shall be bound by all of the obligations, of a member under this Agreement without taking any further action on the part of such lender (or agent) or transferee, as the case may be, and (b) following such exercise of remedies, the pledging Member shall cease to be a member and shall have no further rights or powers under this Agreement. The execution and delivery of this Agreement by the Member shall constitute any necessary approval of such Member under the Law to the foregoing provisions of this Article 8. So long as any pledge of the Member’s membership interest is in effect, this provision shall inure to the benefit of such pledgee and its successors, assigns and designated agents, as an intended third party beneficiary, and no amendment, modification or waiver of, or consent with respect to this provision shall in any event be effective without the prior written consent of such pledgee. All of the foregoing shall be subject to the limitations and other provisions applicable to the exercise of remedies contained in each of the Collateral Agreements. For purposes of the foregoing, “Collateral Agreements” means (1) the Guarantee and Collateral Agreement, dated as of June 23, 2006, as amended and restated as of December 6, 2010, as further amended and restated as of February 14,2011, and as further amended and restated as of February 28, 2013 (as further amended, restated, amended and restated, supplemented, or otherwise modified from time to time), among TransDigm Inc., certain affiliates of TransDigm Inc. and Goldman Sachs Bank USA, as collateral agent, (2) the Pledge and Security Agreement, dated as of February 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among TransDigm Inc., certain affiliates of TransDigm Inc. and The Bank of New York Mellon Trust Company, N.A., as the U.S. collateral agent, (3) the Pledge and Security Agreement, dated as of February 24, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among TransDigm Inc., certain affiliates of TransDigm Inc. and The Bank of New York Mellon Trust Company, N.A., as the U.S. collateral agent, and (4) other security agreements, guarantee agreements and pledge agreements that the Company may enter into from time to time.
ARTICLE IX
BOOKS AND RECORDS

The Company books shall be maintained at the Principal Office. The fiscal year of the Company shall end on such date in each year as shall be designated from time to time by the Member. The Member shall cause all known business transactions pertaining to the purpose of the Company to be entered properly and completely into said books. The Member will prepare and file on behalf of the Company all tax returns in a timely manner.

ARTICLE X
AMENDMENTS

This Agreement may be amended by a written instrument adopted by the Member and executed by the Member at any time, for any purpose, at the sole discretion of the Member.
ARTICLE XI
INDEMNIFICATION

Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, neither the Member, nor any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of the Member, nor any officer, employee, representative or agent of the Company (individually a “Covered Person” and, collectively, the “Covered Persons”), shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related documents or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.
To the fullest extent permitted by Law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expense, judgements, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Article XI with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Member. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Article XI.
Any repeal or modification of this Article XI shall not adversely affect any rights of such Covered Persons pursuant to this Article XI, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omission occurring prior to such repeal or modification.

ARTICLE XII
BANKING

All funds of the Company shall be deposited in one or more Company checking accounts as shall be designated by the Member, and the Member is authorized to sign any such checks or withdrawal forms.
ARTICLE XIII
APPLICABILITY OF UCC ARTICLE 8

The Company hereby irrevocably elects that all membership interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code. Each certificate evidencing membership interests in the Company shall bear the following legend:
“This certificate evidences an interest in CPI Subsidiary Holdings LLC and shall be a security for purposes of Article 8 of the Uniform Commercial Code.”
No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.
ARTICLE XIV
MISCELLANEOUS

This Agreement is made by the Member for the exclusive benefit of the Company, the Member, and its successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other person or entity. Except and only to the extent provided by applicable statute or otherwise in this Agreement, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and the Member with respect to any capital contribution or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, the Member has hereunto set its hand effective the day and year first written above.

SOLE MEMBER:

CPI INTERNATIONAL, INC.

By:	/s/ Jessica L. Warren
Name:	Jessica L. Warren
Its:	Secretary

[Signature Page to A&R Operating Agreement (CPI Subsidiary Holdings LLC)]